UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act

      Date of Report (Date of Earliest Event Reported) August 23, 2001
                   _______________________________________

                          SALESREPCENTRAL.COM, INC.
           (Exact Name of Registrant as Specified in its Charter)
                   _______________________________________

                          8930 E. Raintree Dr. #100
                            Scottsdale, AZ 85260
                  (Address of principal executive offices)

                               (480) 922-8444
                        Registrant's telephone number

                          VAN AMERICAN CAPITAL, LTD
                        2635 Camino Del Rio So., #211
                            San Diego, CA  92109
                      (Former name and former address)

     Nevada                   0-25275             91-1918742
     (State or other          (Commission         (I.R.S. Employer
     jurisdiction of          File Number)        Identification No.)
     incorporation)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

     Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     As a result of the recently announced merger with Interactive Motorsport Inc., the Registrant's independent accountants, Semple & Cooper, LLP, have resigned effective August 23, 2001.

     The Registrant anticipates that once the merger is consummated the surviving entity will engage new independent accountants to audit the Registrant's fiscal year ended June 30, 2001.

     The audit reports issued by Semple & Cooper, LLP with respect to the Registrant's financial statements for 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. During the last two fiscal years and the subsequent period from the date of the last audited financial statements to the date of termination on August 23, 2001, there were no disagreements between the Registrant and Semple & Cooper, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Semple & Cooper, LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

ITEM 5.   OTHER EVENTS

     Not applicable.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Not applicable.

ITEM 7.   FINANCIAL STATEMENTS

     Not applicable.

ITEM 8.   CHANGE IN FISCAL YEAR & EXHIBITS

     Not applicable.


EXHIBIT 16- Auditors letter from Semple & Cooper, LLP

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                               SALESREPCENTRAL.COM, INC.

                                By/s/ Ralph Massetti
                                  -----------------------------------------
                                  Ralph Massetti, Sole Officer and Director


Date: September 10, 2001